SECOND AMENDMENT TO LEASE AGREEMENT
     THIS SECOND AMENDMENT TO LEASE AGREEMENT (the “Second Amendment”) is made and entered into effective as of August 23, 2005, by and between SPIRIT MASTER FUNDING, LLC, a Delaware limited liability company, as successor in interest to SPIRIT FINANCE ACQUISITIONS, LLC, a Delaware limited liability company (“Lessor”), and SIGNIFICANT EDUCATION, LLC, a Delaware limited liability company, which will convert to Significant Education, Inc. pursuant to the Series A Investment (defined below) (“Lessee”).
     WHEREAS, Lessor and Lessee entered into a Lease Agreement dated as of June 28, 2004 as amended pursuant to that Amendment to Lease Agreement effective as of September 24, 2004 (collectively, the “Lease”) with respect to real property and improvements as described in the Lease. Terms not defined in this Amendment have the meanings given to them in the Lease. Lessor and Lessee wish to modify the Rent Adjustment as described in this Amendment;
     WHEREAS, in accordance with the provisions of Section 44 of the Lease, Lessor advanced certain Project Funds for the construction, completion, rehabilitation, renovation or installation of improvements to the Property, the advancement of which has increased the Base Annual Rental;
     WHEREAS, the Lease further provides that the Project Funds would be available to Lessee only for Projects approved by Lessor within two (2) years from the date of the Lease;
     WHEREAS, pursuant to the terms of the Stock Purchase Agreement between Significant Education, Inc. (the “Company”) and the Series A Stockholders identified therein, dated as of August 23, 2005, the Series A Stockholders have agreed to make an equity investment in the Company (the “Series A Investment”), which significantly benefits Lessor’s interest in the Property,
     WHEREAS, Lessee has reevaluated its capital needs and expenditures in light of the Series A Investment and has requested that Lessor extend the expiration of the two-year period for Project approval by Lessor set to expire in June 2006 for an additional four (4) years;
     WHEREAS, Lessee has agreed, in consideration for the requested extension, to revise the terms of the Option to Purchase the Property as described in Section 45 of the Lease.
     NOW, THEREFORE, In consideration of the foregoing recitals and other good and valuable consideration, the receipt of which is hereby acknowledged, Lessor and Lessee agree as follows:
1. Base Annual Rent. The definition for Base Annual Rent in Exhibit A of the Lease is hereby deleted in its entirety and the following is hereby substituted in lieu thereof:
“Base Annual Rent” shall mean $3,465,000.00.

2. Tenant Improvements. The third sentence from the bottom of Section 44.A. of the Lease is hereby deleted in its entirety and replaced with the following:
     “Lessor and Lessee acknowledge and agree that the Project Funds will be available to Lessee only for Projects approved by Lessor within six (6) years from the date hereof.
3. Option to Purchase. Section 45 of the Lease is hereby deleted in its entirety and replaced with the following:
     Lessee shall have the option during the First Option Window and any other Option Window (defined below) to give Lessor notice (the “Option Notice”) of Lessee’s election to purchase the Property for the greater of (i) its fair market value (which fair market value shall be determined in accordance with Section 19 above) or (ii) Lessor’s Total Investment (the “Option Purchase Price”). The closing for such purchase must occur within thirty (30) days following Lessor’s receipt of the Option Notice if the required appraisal has been received and, if not, a day-for-day extension will be allowed until the appraisal is received.
     “First Option Window” means the six month period commencing upon the earlier to occur of (i) the later to occur of (a) the date that all of the Project Funds have been expended or (b) June 1, 2008; or (ii) June 1, 2010.
     “Option Window” means the six month period commencing on the fifth (5th) anniversary of the First Option Window, and every fifth (5th) anniversary thereafter throughout the term of the Lease (including any extensions thereof).
     Notwithstanding anything to the contrary contained herein, Lessee shall also have the option to give Lessor its Option Notice at anytime after the First Option Window; provided, however, that if Lessee provides its Option Notice outside of any Option Window: (i) Lessor shall have six (6) months after its receipt of the Option Notice to close the sale of the Property; and (ii) Lessee shall pay to Lessor a fee equal to two percent (2%) of the Option Purchase Price.
     Upon exercise of this option, Lessor and Lessee shall open a new escrow account with a recognized title insurance company selected by mutual agreement of the parties. Such escrow shall be subject to the standard escrow instructions of the escrow agent, to the extent they are not inconsistent herewith. At or before the close of escrow, Lessor shall deliver to the escrow agent its limited warranty deed conveying to Lessee all of Lessor’s right, title and interest in the Property free and clear of all liens and encumbrances except (a) liens for taxes and assessments. and easements, and (b) covenants and restrictions of record which (i) were attached to the Property as of the date hereof, (ii) attached during the term of the Lease through Lessee’s action or inaction, as the case may be, (iii) have been granted by Lessor in lieu of a taking by the power of eminent domain or the like, or (iv) have been approved by Lessee. In the event Lessor is unable to convey title as required, Lessee shall have the right to accept such title as Lessor can convey or elect not to consummate its exercise of the option. Both Lessor and Lessee agree to execute a purchase agreement, escrow instructions and such other instruments as may be necessary or appropriate to consummate the sale of the Property in the manner herein provided. All Costs incurred in connection with Lessee’s exercise of the option, including, but not limited to, escrow fees, title insurance fees, recording costs or fees, reasonable attorneys’ fees (including those of the Lessor), appraisal fees, stamp taxes and transfer fees shall be borne by Lessee. Lessee shall continue to pay and perform all of its obligations under this Lease until the close of escrow. The purchase price paid by Lessee in exercising this option shall be paid to Lessor or to such person or entity as Lessor may direct at closing in immediately available funds. The closing date may be extended for a reasonable period of time to permit Lessor to cure title defects or to permit either party to cure any other defects or defaults provided each party is diligently seeking to cure such defect or default and Lessee continues to perform its obligations hereunder. In the case of any mortgage or other monetary lien arising by, through or under Lessor (but not arising by, through or under Lessee), the escrow agent shall first apply the purchase price to the payment of such mortgage or monetary lien, and the balance shall be paid over to Lessor at closing.
     Lessee shall not have the right to exercise this option or consummate the exercise thereof if at the time of exercise or consummation an Event of Default exists or is continuing.
     Lessee may not sell, assign, transfer, hypothecate or otherwise dispose of the option granted herein or any interest therein, except in conjunction with a permitted assignment of Lessee’s entire interest herein and then only to the assignee thereof. Any attempted assignment of this option which is contrary to the terms of this Section shall be deemed to be an Event of Default under this Lease and the option granted herein shall be void.
     Notwithstanding the foregoing, the purchase option described in this Section shall be null and void in the event that Lessor determines, in its sole and absolute discretion, that the sale of the Property would cause Lessor to recognize income or gain from a “prohibited transaction” as defined under Section 857(b)(6) of the Internal Revenue Code of 1986, as amended.
4. Definitions. The following definitions have been added to Exhibit A as follows:
“First Option Window” has the meaning set forth in Section 45.
“Option Purchase Price” has the meaning set forth in Section 45.
“Option Window” has the meaning set forth in Section 45.
5. Ratification. Except as expressly stated herein, the Lease shall remain in full force and effect. If there is any conflict between the Lease and the terms of this Amendment, the terms of this Amendment shall control,
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Lessor and Lessee have executed this Amendment as of the date set forth above.

LESSOR: SPIRIT MASTER FUNDING, LLC
By:	/s/ Christopher H. Volk
	Printed Name:	Christopher H. Volk
	Title:	President and Chief Operating Officer

LESSEE: SIGNIFICANT EDUCATION, LLC
By:	/s/ Brent Richardson
	Printed Name:	Brent Richardson
	Title:	Chief Executive Officer

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